Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Cleco Corporate Holdings LLC and its subsidiaries (“Cleco”) and NRG South Central Generating LLC and subsidiaries (“NRG South Central”). The unaudited pro forma condensed combined financial information should be read in conjunction with the:

•	accompanying notes herein;

•
audited consolidated financial statements of Cleco as of and for the year ended December 31, 2018, included in Cleco Corporate Holdings LLC’s (“Cleco Holdings”) Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (“SEC”) on February 26, 2019; and

•
audited consolidated financial statements of NRG South Central as of and for the year ended December 31, 2018, attached as Exhibit 99.1 to Cleco Holdings’ Current Report on Form 8-K/A filed with the SEC on April 22, 2019.

On February 4, 2019, Cleco Cajun LLC (“Cleco Cajun”), a wholly owned subsidiary of Cleco Holdings, acquired all of the outstanding membership interests in NRG South Central from NRG Energy, Inc. (“NRG Energy”) for approximately $962.2 million, which represents the $1.0 billion acquisition price net of working capital and other adjustments of $37.8 million. In addition Cleco Cajun assumed liabilities consisting of asset retirement obligations connected with the coal fueled generation stations and current liabilities, such as accounts payable. NRG South Central indirectly owns:

•	a 176-MW natural-gas-fired generating station located in Sterlington, Louisiana;

•	a 220-MW natural-gas-fired facility and a 210-MW natural-gas-fired peaking facility, both located in Jarreau, Louisiana;

•	a 580-MW coal-fired generating facility, a 540-MW natural-gas-fired generating station, and 58% of a 588-MW coal-fired generating station all located in New Roads, Louisiana;

•	225 MW of a 300-MW natural-gas-fired peaking facility located in Jennings, Louisiana;

•	a 1,263-MW natural-gas-fired generating station located in Deweyville, Texas (the “Cottonwood Plant”);

•	wholesale contracts to provide electricity and capacity to nine Louisiana cooperatives, five municipalities across Arkansas, Louisiana, and Texas, and one investor-owned utility;

•	transmission assets, which consist of equipment and land required to connect the generation stations and the wholesale customers to the transmission grid; and

•	current assets consisting of cash, inventory, receivables and other miscellaneous assets.

Cleco Cajun, NRG Energy, and NRG South Central each made customary representations, warranties and covenants in the Purchase and Sale Agreement, dated as of February 6, 2018, by and among Cleco Holdings, NRG Energy and NRG South Central whereby Cleco acquired all of the outstanding membership interests in NRG South Central (the “Purchase Agreement”). The Purchase Agreement also includes customary indemnification provisions. Cleco Holdings agreed to guarantee the obligations of Cleco Cajun, subject to certain limitations. In addition, upon closing, a lease agreement was executed and delivered between Cottonwood Energy Company LP (“Cottonwood Energy”) and a special-purpose entity that is a subsidiary of NRG Energy pursuant to which NRG Energy will lease back the Cottonwood Plant and will operate it no later than May 2025 (the “Cottonwood Sale Leaseback”). Upon the closing of the transactions contemplated by the Purchase Agreement, Cottonwood Energy became a subsidiary of Cleco Cajun. Cleco Cajun’s acquisition of all of the outstanding membership interests in NRG South Central pursuant to the Purchase Agreement and the Cottonwood Sale Leaseback are collectively referred to herein as the “Cleco Cajun Transaction.”
The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2018, gives effect to the Cleco Cajun Transaction as if it were completed on January 1, 2018. The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2018, gives effect to the Cleco Cajun Transaction as if it were completed on December 31, 2018.
The historical financial information has been adjusted in the pro forma financial statements to give pro forma effect to events that are (i) directly attributable to the Cleco Cajun Transaction, (ii) factually supportable, and (iii) with respect to the statement of income, expected to have a continuing impact on the combined results of Cleco. The adjustments are based on currently available information and certain estimates and assumptions. Assumptions and estimates underlying the pro forma financial adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.
Because the initial accounting for the transaction is not complete, the unaudited pro forma condensed combined financial statements have been prepared using preliminary estimates. Cleco expects the final valuation and purchase price allocation, including finalization of property, plant and equipment, intangible assets and liabilities, and asset retirement obligations, to be complete within one year of the date of acquisition as required by accounting guidance. Therefore, differences between the preliminary estimates and the final valuation and purchase price allocation may occur, and those differences could have a material impact on the information presented in the unaudited pro forma condensed combined financial statements and accompanying notes.
The unaudited pro forma condensed combined financial statements are not necessarily indicative of the statement of income or the financial position of the combined company if Cleco would have owned NRG South Central during the periods presented. The unaudited pro forma condensed combined financial statements do not reflect the realization of any expected cost savings or other synergies as a result of activities following the completion of the Cleco Cajun Transaction nor are they necessarily indicative of Cleco’s future financial condition or consolidated results of operations.

CLECO

Unaudited Pro Forma Condensed Combined Balance Sheet
	AT DEC. 31, 2018
(THOUSANDS)	CLECO	NRG SOUTH CENTRAL	PRO FORMA ADJUSTMENTS (NOTE 5)		CLECO COMBINED
Assets
Current assets
Cash and cash equivalents	$110,175	$154,077	$(102,270)	(a)	$161,982
Restricted cash and cash equivalents	11,241	—	—		11,241
Customer accounts receivable, net	50,043	49,123	—		99,166
Other accounts receivable	27,196	—	—		27,196
Unbilled revenue	35,314	—	—		35,314
Fuel inventory	82,836	17,708	—		100,544
Materials and supplies	92,671	25,432	—		118,103
Energy risk management assets	23,355	83,081	(78,165)	(h)	28,271
Accumulated deferred fuel	20,112	—	—		20,112
Cash surrender value of company-/trust-owned life insurance policies	80,391	—	—		80,391
Prepayments	7,911	101	—		8,012
Regulatory assets	22,461	—	—		22,461
Other current assets	1,256	10,000	(10,000)	(b)	1,256
Total current assets	564,962	339,522	(190,435)		714,049
Property, plant, and equipment
Property, plant, and equipment	3,728,477	1,815,478	(1,088,709)	(c)	4,455,246
Accumulated depreciation	(303,727)	(1,034,917)	1,034,917	(c)	(303,727)
Net property, plant, and equipment	3,424,750	780,561	(53,792)		4,151,519
Construction work in progress	354,045	2,855	(1,344)	(c)	355,556
Total property, plant, and equipment, net	3,778,795	783,416	(55,136)		4,507,075
Equity investment in investee	18,172	—	—		18,172
Goodwill	1,490,797	—	—		1,490,797
Prepayments	2,251	34,748	—		36,999
Restricted cash and cash equivalents	18,670	707	—		19,377
Note receivable	15,829	—	—		15,829
Regulatory assets	425,330	—	—		425,330
Intangible assets	84,307	—	102,500	(d)	186,807
Accumulated deferred federal and state income taxes, net	—	18,052	(18,052)	(i)	—
Other deferred charges	37,701	86,173	(86,173)	(h)	37,701
Total assets	$6,436,814	$1,262,618	$(247,296)		$7,452,136
See accompanying notes to unaudited pro forma condensed combined financial statements.

(Continued on next page)

CLECO

Unaudited Pro Forma Condensed Combined Balance Sheet
	AT DEC. 31, 2018
(THOUSANDS)	CLECO	NRG SOUTH CENTRAL	PRO FORMA ADJUSTMENTS (NOTE 5)		CLECO COMBINED
Liabilities and member’s equity
Liabilities
Current liabilities
Short-term debt	$—	$—	$75,000	(f)	$75,000
Long-term debt and capital leases due within one year	21,128	—	66,700	(g)	87,828
Accounts payable	156,589	24,790	(8,622)	(b)	172,757
Customer deposits	61,736	—	—		61,736
Provision for rate refund	35,842	—	—		35,842
Taxes payable, net	43,674	—	—		43,674
Interest accrued	15,828	—	—		15,828
Energy risk management liabilities	468	77,142	(77,046)	(h)	564
Regulatory liabilities - other	2,496	—	—		2,496
Deferred compensation	10,753	—	—		10,753
Other current liabilities	30,536	47,186	(19,301)	(b)	58,421
Total current liabilities	379,050	149,118	36,731		564,899
Long-term liabilities and deferred credits
Accumulated deferred federal and state income taxes, net	608,030	53,049	(46,305)	(i)	614,774
Accumulated deferred investment tax credits	1,853	—	—		1,853
Postretirement benefit obligations	249,264	—	—		249,264
Regulatory liabilities - other	2,496	—	—		2,496
Regulatory liabilities - deferred taxes, net	155,537	—	—		155,537
Restricted storm reserve	15,485	—	—		15,485
Intangible liabilities	—	49,920	(18,020)	(d)	31,900
Other deferred credits	25,874	92,312	61,900	(e)	98,503
			(81,583)	(h)
Total long-term liabilities and deferred credits	1,058,539	195,281	(84,008)		1,169,812
Long-term debt and capital leases, net	2,874,485	—	333,300	(g)	3,207,785
Total liabilities	4,312,074	344,399	286,023		4,942,496
Member’s equity	2,124,740	918,219	(533,319)	(j)	2,509,640
Total liabilities and member’s equity	$6,436,814	$1,262,618	$(247,296)		$7,452,136
See accompanying notes to unaudited pro forma condensed combined financial statements.

CLECO

Unaudited Pro Forma Condensed Combined Statement of Income
	FOR THE YEAR ENDED DEC. 31, 2018
(THOUSANDS)	CLECO	NRG SOUTH CENTRAL	PRO FORMA ADJUSTMENTS (NOTE 5)		CLECO COMBINED
Operating revenue
Electric operations	$1,181,907	$605,880	$(4,086)	(k)	$1,490,615
			(31,057)	(l)
			(262,029)	(t)
Other operations	82,332	79,668	10,038	(m)	227,070
			(6,895)	(t)
			61,927	(u)
Gross operating revenue	1,264,239	685,548	(232,102)		1,717,685
Electric customer credits	(33,195)	—	(4,000)	(s)	(37,195)
Operating revenue, net	1,231,044	685,548	(236,102)		1,680,490
Operating expenses
Fuel used for electric generation	382,556	310,155	(169,971)	(t)	522,740
Power purchased for utility customers	168,180	63,675	(1,204)	(k)	228,115
			(2,536)	(t)
Other operations and maintenance	197,038	120,729	3,475	(o)	298,441
			(3,076)	(n)
			(19,725)	(t)
Depreciation and amortization	170,414	86,875	(18,486)	(q)	204,360
			(34,443)	(t)
Taxes other than income taxes	48,791	14,599	(7,151)	(t)	63,766
			7,527	(v)
Merger transaction and commitment costs	19,514	—	(19,220)	(o)	294
Gain on sale of assets	(6)	—	—		(6)
Total operating expenses	986,487	596,033	(264,810)		1,317,710
Operating income	244,557	89,515	28,708		362,780
Interest income	6,073	—	—		6,073
Allowance for equity funds used during construction	14,159	—	—		14,159
Other (expense) income, net	(14,328)	2,456	16	(t)	(11,856)
Interest charges
Interest charges, net	131,348	—	208	(o)	146,851
			15,295	(p)
Allowance for borrowed funds used during construction	(4,706)	—	—		(4,706)
Total interest charges	126,642	—	15,503		142,145
Income before income taxes	123,819	91,971	13,221		229,011
Federal and state income tax expense	29,382	22,781	2,480	(r)	54,643
Net income	$94,437	$69,190	$10,741		$174,368
See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1 — Basis of Presentation
The following unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Cleco and NRG South Central. The unaudited pro forma condensed combined financial information should be read in conjunction with the:

•
audited consolidated financial statements of Cleco as of and for the year ended December 31, 2018, included in Cleco’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019; and

•
audited consolidated financial statements of NRG South Central as of and for the year ended December 31, 2018, attached as Exhibit 99.1 to Cleco Holdings’ Current Report on Form 8-K/A filed with the SEC on April 22, 2019.

The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2018, gives effect to the Cleco Cajun Transaction as if it were completed on January 1, 2018. The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2018, gives effect to the Cleco Cajun Transaction as if it were completed on December 31, 2018.
The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are (i) directly attributable to the Cleco Cajun Transaction, (ii) factually supportable, and (iii) with respect to the statement of income, expected to have a continuing impact on the combined results of Cleco. The adjustments are based on currently available information and certain estimates and assumptions. Assumptions and estimates underlying the pro forma financial adjustments are described in the notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements are not necessarily indicative of the statement of income or the financial position of the combined company if Cleco would have owned NRG South Central during the periods presented. The unaudited pro forma condensed combined financial statements do not reflect the realization of any expected cost savings or other synergies as a result of activities following the completion of the Cleco Cajun Transaction nor are they necessarily indicative of Cleco’s future financial condition or consolidated results of operations.
The accounting policies used in the preparation of the unaudited pro forma condensed combined financial statements are those described in Cleco’s audited consolidated financial statements as of and for the year ended December 31, 2018. Cleco performed a review of NRG South Central’s accounting policies as disclosed in the NRG South Central historical financial statements referenced above to determine if any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial statements. At this time, Cleco is not aware of any differences that would have a material effect on the unaudited pro forma condensed combined financial statements, including any differences in the timing of adoption of new accounting standards.
Certain financial statement line items of NRG South Central’s historical presentation have been reclassified to conform to the corresponding financial statement line items of Cleco’s historical presentation. These reclassifications have no material impact on the historical operating income, net income, total assets, total liabilities or member’s equity reported by Cleco or NRG South Central. For more information on these reclassifications, see Note 6 — Reclassification Adjustments.

Note 2 — Preliminary Purchase Price Allocation
As consideration for all of the outstanding membership interests in NRG South Central, Cleco paid cash of approximately $962.2 million, which represents the $1.0 billion acquisition price net of working capital and other adjustments of $37.8 million. The following table presents the preliminary purchase price allocation of the identifiable assets acquired and liabilities assumed on February 4, 2019:

Preliminary Purchase Price Allocation
(THOUSANDS)	AT FEB. 4, 2019
Current assets
Cash and cash equivalents	$146,494
Customer accounts receivable, net	43,693
Other accounts receivable	4,708
Fuel inventory	22,060
Materials and supplies	25,659
Energy risk management assets	3,951
Property, plant, and equipment, net	728,280
Prepayments	36,222
Restricted cash and cash equivalents	707
Intangible assets	102,500
Total assets acquired	1,114,274
Current liabilities
Long-term debt and capital leases due within one year	15
Accounts payable	14,530
Taxes payable, net	723
Energy risk management liabilities	242
Other current liabilities	25,154
Accumulated deferred federal and state income taxes, net	6,744
Intangible liabilities	31,900
Other deferred credits	72,689
Long-term debt and capital leases, net	107
Total liabilities assumed	152,104
Total purchase price consideration	$962,170
The preliminary purchase price allocation has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statement of income. Because the initial accounting for the transaction is not complete, the unaudited pro forma condensed combined financial statements have been prepared using preliminary estimates. Cleco expects the final valuation and purchase price allocation, including finalization of property, plant and equipment, intangible assets and liabilities, and asset retirement obligations, to be completed within one year of the date of acquisition as required by accounting guidance. Therefore, differences between the preliminary estimates and the final valuation and purchase price allocation may occur, and those differences could have a material impact on the information presented in the unaudited pro forma condensed combined financial statements and notes.

Note 3 — Financing
In connection with the Cleco Cajun Transaction on February 4, 2019, Cleco Holdings borrowed $300.0 million under a new bridge loan agreement and $100.0 million under a new term loan agreement. Both loan agreements are variable-rate debt and have a three-year term. As part of the Louisiana Public Service Commission’s approval of the Cleco Cajun Transaction, Cleco committed to an early repayment schedule, which includes $66.7 million to be paid within one year of the close date. Both loan agreements contain certain financial covenants, including requiring Cleco Holdings to maintain (i) a debt to capital ratio (as defined in the applicable agreement) below 65% and (ii) a rating applicable to the Cleco Holding’s senior debt rating (as defined in the applicable agreement). Cleco Holdings anticipates that some or all of the variable-rate debt may be replaced or repaid with long-term financing, markets permitting, within 12 months of the closing of the Cleco Cajun Transaction. Also in connection with the Cleco Cajun Transaction, Cleco Holdings increased its credit facility capacity by $75.0 million, for a total credit facility of $175.0 million. All other terms remained the same. Additionally on February 4, 2019, Cleco Holdings made a $75.0 million draw on its credit facility, which was repaid on February 5, 2019.
The remaining cash required to finance the Cleco Cajun Transaction consisted of an equity contribution from Cleco Group LLC of $384.9 million and $102.3 million from cash on hand at Cleco Holdings.

Note 4 — Cottonwood Energy
Upon closing of the Cleco Cajun Transaction, Cottonwood Energy became a subsidiary of Cleco Cajun. Also upon closing of the Cleco Cajun Transaction, a lease agreement was executed and delivered between Cottonwood Energy and a special-purpose entity that is a subsidiary of NRG Energy pursuant to which NRG Energy will lease back the Cottonwood Plant and will operate it no later than May 2025. Under the terms of the lease, the special-purpose entity will operate the plant, incur all costs, such as maintenance, fuel, and taxes, and receive all revenues from the operations of the plant. Cottonwood Energy will receive fixed lease payments of $40.0 million per year and certain variable payments for costs paid by NRG Energy on behalf of Cleco. The preliminary fair value of the lease was determined to be out-of-market as a result of the total fixed lease payments being less than the discounted cash flow of operating the plant during the lease term. Therefore, a deferred liability of $61.9 million was reflected in the preliminary purchase price allocation. This deferred liability will be amortized over the term of the lease agreement. The lease revenue and amortization of the deferred liability will be included in Other operations revenues.
As part of the Cleco Cajun Transaction, Cleco assumed a Long Term Service Agreement (“LTSA”) for the maintenance of the Cottonwood Plant. The preliminary fair value of the LTSA was determined to be out-of-market as a result of the total expected payments to the LTSA provider being greater than management’s expectation of an at-market contract for similar services. Therefore, an intangible liability of $24.1 million was reflected in the preliminary purchase price allocation and will be amortized using the straight-line method over the remaining life of the LTSA of seven years and included as a reduction to the LTSA prepayments acquired.

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Income

Adjustments to the unaudited pro forma condensed combined balance sheet:

a.	Reflects pro forma adjustments for cash on hand at Cleco Holdings of $102.3 million paid to partially finance the Cleco Cajun Transaction.

(THOUSANDS)	AT DEC. 31, 2018
Proceeds from bridge loan agreement	$300,000
Proceeds from term loan agreement	100,000
Proceeds from credit facility	75,000
Equity contribution from Cleco Group LLC	384,900
Total cash consideration paid	(962,170)
Cash on hand paid to finance the Cleco Cajun Transaction	$(102,270)

b.
Reflects the elimination of historical assets not acquired and liabilities not assumed including accounts payable, accrued property taxes, accrued professional fees, and balances relating to NRG South Central’s settlement of the Illinois Union Company Litigation. At December 31, 2018, NRG South Central had an accrued liability of $10.0 million for Entergy Inc.’s estimated joint portion of the litigation proceeds and $10.0 million on deposit for the proposed settlement with Entergy Inc.

c.
Reflects the elimination of historical property, plant, and equipment balances. Additionally, this adjustment reflects the preliminary purchase accounting adjustment to the basis in acquired property, plant, and equipment to estimated fair value.

d.	Reflects the elimination of historical intangible liabilities and the preliminary purchase accounting adjustments for intangible assets and liabilities.

		AT DEC. 31, 2018
(THOUSANDS)	ASSETS	LIABILITIES
Preliminary intangible - power supply agreements	$102,500	$7,800
Preliminary intangible liability - LTSA	—	24,100
Elimination of NRG South Central’s historical out-of-market liabilities	—	(49,920)
Net adjustments	$102,500	$(18,020)

e.	Reflects the preliminary purchase accounting adjustment for the Cottonwood Sale Leaseback deferred liability. For more information on the Cottonwood Sale Leaseback, see Note 4 — Cottonwood Energy.

f.	Reflects February 4, 2019, borrowings under the Cleco Holdings credit facility of $75.0 million to finance a portion of the Cleco Cajun Transaction, which was repaid on February 5, 2019.

g.
Reflects borrowings under the bridge loan agreement and term loan agreement to finance a portion of the Cleco Cajun Transaction. The current portion in the following table represents the repayment commitment made to the Louisiana Public Service Commission upon their approval of the transaction.

			AT DEC. 31, 2018
(THOUSANDS)	CURRENT	LONG-TERM	TOTAL
Bridge loan agreement	$50,025	$249,975	$300,000
Term loan agreement	16,675	83,325	100,000
Total	$66,700	$333,300	$400,000

h.	Reflects the elimination of the historical balance of derivatives not acquired in the Cleco Cajun Transaction.

i.
Reflects elimination of historical accumulated deferred income taxes and the adjustment for $6.7 million of preliminary accumulated deferred income taxes attributable to the preliminary fair value adjustments of the acquired assets and liabilities. The adjustment is based on the combined federal and state statutory tax rate as of December 31, 2018. The assumed statutory tax rate does not take into account any possible future tax events that may impact the combined company.

j.
Reflects the elimination of NRG South Central’s historical equity balance of $918.2 million. Additionally, this adjustment reflects the equity contribution from Cleco Group LLC of $384.9 million as discussed in Note 3 — Financing.

Adjustments to the unaudited pro forma condensed combined statement of income:

k.	Reflects the elimination of historical gains and losses on derivatives not acquired in the Cleco Cajun Transaction.

l.
Reflects amortization related to the preliminary purchase accounting adjustments for estimated power supply agreement intangible assets and liabilities using the straight-line method over the remaining life of each applicable contract of approximately 6 years.

(THOUSANDS)	FOR THE YEAR ENDED DEC. 31,2018
Amortization of intangible assets - power supply agreements	$16,622
Amortization of intangible liabilities - power supply agreements	(1,265)
Elimination of NRG South Central’s historical amortization of out-of-market liabilities	15,700
Net reduction in Electric operations revenue	$31,057

m.
Reflects $10.0 million for amortization of the preliminary purchase accounting adjustment for the deferred liability derived from the out-of-market component of the Cottonwood Sale Leaseback using the straight-line method over the remaining life of the agreement of 7 years.

n.
Reflects the elimination of NRG South Central’s historical allocation of corporate support services of $12.1 million and a preliminary estimate for additional support services at Cleco for $9.0 million.

o.
Reflects adjustments related to Cleco’s Merger transaction and commitment costs including the elimination of non-recurring Cleco Cajun Transaction costs of approximately $15.5 million, the reclassification of $3.5 million for the payroll of existing Cleco employees to Other operations and maintenance expense under the assumption that Cleco would have continued to incur those expenses in the event the Cleco Cajun Transaction had not occurred, and the reclassification of debt issuance costs of $0.2 million to interest expense.

p.
Reflects interest expense on the $300.0 million bridge loan agreement and the $100.0 million term loan agreement at an interest rate of 3.73% and 4.11%, respectively. It is assumed with respect to the income statement that the $75.0 million credit facility was repaid the next business day; therefore, no interest expense is reflected for this financing.

(THOUSANDS)	FOR THE YEAR ENDED DEC. 31,2018
Estimated interest expense
Bridge loan agreement(1)	$11,190
Term loan agreement(2)	4,105
Total estimated interest expense	$15,295
(1) An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease interest expense by approximately $0.4 million for the year ended December 31, 2018.
(2) An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease interest expense by approximately $0.1 million for the year ended December 31, 2018.

q.
Reflects the elimination of NRG South Central’s historical depreciation expense of property, plant, and equipment. Additionally, this adjustment reflects depreciation expense related to the preliminary purchase accounting adjustments for acquired property, plant, and equipment using the straight-line method over the remaining estimated useful life of the assets, which was estimated to be between 6 years and 25 years.

(THOUSANDS)	FOR THE YEAR ENDED DEC. 31, 2018
Estimated depreciation expense	$33,248
Elimination of NRG South Central’s historical deprecation expense, excluding Cottonwood Plant*	(51,734)
Net adjustment	$(18,486)
*See adjustment (u) for the elimination of historical depreciation expense on the Cottonwood Plant.

r.
Reflects the elimination of the historical income tax expense and the adjustment for $38.1 million of estimated income tax effects of the pro forma adjustments calculated using a combined federal and state statutory income tax rate as of December 31, 2018. The assumed statutory income tax rate does not take into account any possible future tax events that may impact the combined company.

s.	Reflects the $4.0 million refund to Cleco Power retail customers as a result of a commitment made to the Louisiana Public Service Commission upon their approval of the transaction.

t.
Reflects the elimination of historical revenues and costs generated from the Cottonwood Plant as a result of the Cottonwood Sale Leaseback. For more information on the Cottonwood Sale Leaseback, see Note 4 — Cottonwood Energy.

(THOUSANDS)	FOR THE YEAR ENDED DEC. 31, 2018
Operating revenue
Electric operations	$(262,029)
Other operations	(6,895)
Operating expenses
Fuel used for electric generation	(169,971)
Power purchased for utility customers	(2,536)
Other operations and maintenance	(19,725)
Depreciation and amortization	(34,443)
Taxes other than income taxes	(7,151)
Other (expense) income, net	16
Net adjustment	$(35,082)

u.
Reflects lease revenue, including estimated variable lease payments, from the Cottonwood Sale Leaseback. Revenue from estimated variable lease payments is the result of costs paid by NRG Energy on behalf of Cleco. For more information on the Cottonwood Sale Leaseback, see Note 4 — Cottonwood Energy.

(THOUSANDS)	FOR THE YEAR ENDED DEC. 31, 2018
Lease revenue	$40,000
Estimated variable lease revenue	21,927
Total	$61,927

v.	Reflects the estimated recurring property and franchise tax expenses related to the Cottonwood Plant.

Note 6 — Reclassification Adjustments
Cleco has completed a preliminary review of the financial statement presentation of NRG South Central for purposes of the unaudited pro forma condensed combined financial statements. During this review, the following financial statement reclassifications were performed in order to align the presentation of NRG South Central’s financial information with that of Cleco.

	AS OF DECEMBER 31, 2018
(THOUSANDS)	NRG SOUTH CENTRAL AS REPORTED	RECLASSIFICATION ADJUSTMENTS	NRG SOUTH CENTRAL AS ADJUSTED	CLECO LINE ITEM
Assets
Current assets
Cash	$154,077	$—	$154,077	Cash and cash equivalents
Accounts receivable - trade, net	49,123	—	49,123	Customer accounts receivable, net
Inventory	43,140	(25,432)	17,708	Fuel inventory
		25,432	25,432	Material and supplies inventory
Deposit	10,000	—	10,000	Other current assets
Derivative instruments	83,081	—	83,081	Energy risk management assets
Prepayments and other current assets	101	—	101	Prepayments
Total current assets	339,522	—	339,522
Property, plant, and equipment, net	783,416	1,032,062	1,815,478	Property, plant, and equipment
		(1,034,917)	(1,034,917)	Accumulated depreciation
		2,855	2,855	Construction work in process
Derivative instruments	86,173	—	86,173	Other deferred charges
Deferred income taxes	18,052	—	18,052	Accumulated deferred federal and state income taxes, net
Other non-current assets	35,455	(707)	34,748	Prepayments
		707	707	Restricted cash and cash equivalents
Total assets	$1,262,618	$—	$1,262,618

Liabilities and Member’s Equity
Current liabilities
Accounts payable	$24,790	$—	$24,790	Accounts payable
Accounts payable – affiliates, net	24,356	(24,356)	—
Derivative instruments	77,142	—	77,142	Energy risk management liabilities
Accrued expenses and other current liabilities	22,830	24,356	47,186	Other current liabilities
Total current liabilities	149,118	—	149,118
Out-of-market liabilities, net	49,920	—	49,920	Intangible liabilities
Derivative instruments	81,583	10,729	92,312	Other deferred credits
Deferred income taxes	53,049	—	53,049	Accumulated deferred federal and state income taxes, net
Asset retirement obligations	10,729	(10,729)	—
Total liabilities	344,399	—	344,399
Commitments and contingencies
Member’s equity	918,219	—	918,219
Total liabilities and member’s equity	$1,262,618	$—	$1,262,618

	YEAR ENDED DECEMBER 31, 2018
(THOUSANDS)	NRG SOUTH CENTRAL AS REPORTED	RECLASSIFICATION ADJUSTMENTS	NRG SOUTH CENTRAL AS ADJUSTED	CLECO LINE ITEM
Operating revenue
Energy revenue	$383,952	$221,928	$605,880	Electric operations
Capacity revenue	262,395	(262,395)	—
Mark-to-market for economic hedging activities	10,342	(10,342)	—
Other revenue	28,859	50,809	79,668	Other operations
Total operating revenue	685,548	—	685,548
Operating costs and expenses
Cost of fuels	372,539	(62,384)	310,155	Fuel used for electric generation
Mark-to-market for economic hedging activities	1,291	62,384	63,675	Power purchased for utility customers
Operations and maintenance	123,841	(3,112)	120,729	Other operations and maintenance
		14,599	14,599	Taxes other than income taxes
General and administrative	12,185	(12,185)	—
Depreciation	86,177	698	86,875	Depreciation and amortization
Total operating costs and expenses	596,033	—	596,033
Operating income	89,515	—	89,515
Other income	2,456	—	2,456	Other (expense) income, net
Income before income taxes	91,971	—	91,971
Income tax expense	22,781	—	22,781	Federal and state income tax expense
Net income	$69,190	$—	$69,190